EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into as of 5/16/99, between William Block ("Employee") and Epitope, Inc., an Oregon corporation (the "Company").

         1.   SERVICES.

              1.1  EMPLOYMENT.   The Company  agrees to employ  Employee as Vice
President of Sales and Marketing, and Employee hereby accepts such employment, in accordance with the terms and conditions of this Agreement.

              1.2 DUTIES. Employee shall have the position named in Section 1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company and/or (b) as determined from time to time by the President and Chief Executive Officer or the Board of Directors of the Company. Employee's position and duties may be changed from time to time during the term of this Agreement, and Employee's place of work may be relocated at the sole discretion of the President and Chief Executive Officer, the Board of Directors, or their designees.

              1.3 OUTSIDE ACTIVITIES. Employee shall obtain the consent of the President and Chief Executive Officer or the Board of Directors before he engages, either directly or indirectly, in any other professional or business activities that may require an appreciable portion of Employee's time or effort or which could result in detriment to the Company's business.

              1.4 DIRECTION OF SERVICES. Employee shall at all times discharge his duties in consultation with and under the supervision and direction of the President and Chief Executive Officer of the Company or such other designee appointed by the President and Chief Executive Officer or the Board of Directors.

         2.   COMPENSATION AND EXPENSES.

              2.1 SALARY. As compensation for services under this Agreement, the Company shall pay to Employee a regular salary of $150,000 per year. Such salary may be adjusted from time to time in the discretion of the President and Chief Executive Officer or the Board of Directors. Payment shall be made on a bi-weekly basis, less all amounts deemed by the Company as required by law or authorized by Employee to be withheld or deducted, in accordance with the Company's usual payroll practices.

              2.2  ADDITIONAL  EMPLOYEE  BENEFITS.   To  the  extent  otherwise
eligible, Employee shall also be entitled to receive or participate in any additional benefits, including without limitation medical, dental, life, and long-term disability insurance programs, medical reimbursement plans, and a 401(k) plan, which may from time to time be made generally

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available  by the  Company to  corporate  officers.  The  Company  may change or discontinue such benefits at any time in its sole discretion.

              2.3 EXPENSES. The Company shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company an itemized account of such expenses in such form and at such time as may be required by the Company. The Company shall further pay to Employee (a) a one-time relocation allowance of $30,000; (b) the Company will also reimburse Employee's actual and reasonable moving expenses for transferring Employee's family and his household goods to Portland from North Carolina. To the extent the relocation allowance described in this section is includable in Employee's net taxable income, the Company shall pay Employee an additional amount so that the amount paid to him under this section, less taxes at Employee's effective marginal tax rate, equals the expenses to be reimbursed. The relocation allowance and the moving expenses must be repaid by Employee on a prorated basis if Employee voluntarily leaves the Company pursuant to Section 6.2 within two years of the date of hire or is terminated pursuant to Section 6.3 within two years of the date of hire. The prorated basis will be based on the numbers of complete months worked during the initial two-year period.

              2.4 FEES. All compensation earned by Employee, other than pursuant to this Agreement, as a result of services performed on behalf of the Company or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of the Company shall belong to the Company. Employee shall pay or deliver such compensation to the Company promptly upon receipt. For the purposes of this provision, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, royalties, and any related income, earnings, or other things of value; and "scientific or business activities of the Company" shall include, but not be limited to, any project or projects in which the Company is involved and any subject matter that is directly or indirectly researched, tested, developed, promoted, or marketed by the Company.

         3. STOCK OPTIONS. Subject to approval by the Executive Compensation Committee and/or the Board of Directors, the Company shall grant Employee an option to purchase up to 100,000 shares of common stock of the Company pursuant to the terms of the Epitope, Inc. 1991 Stock Award Plan. The options shall be incentive stock options up to the $100,000 annual limit imposed by law, the remainder of the options shall be nonqualified options. The exercise price shall be equal to the fair market value of the stock on the date of hire. In the event of a change of control, as defined in the option agreement, while Employee is employed by the Company, Employee's unvested stock options will vest on the date of the change of control.

         4. RESTRICTED STOCK GRANT. Employee shall also be entitled to a restricted stock grant, valued at $30,000, up to a maximum of 7,500 Shares under the terms of the 1991 Stock Award Plan. The grant value shall be based on the stock price on Employee's hire date (i.e., the mean between the high and low sales prices of the Common Stock). This grant is expressly conditioned on final approval by the Board of Directors. Employee understands that this grant

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comes with certain  restrictions,  including inability to sell for one year from grant. The Company encourages Employee to seek advice concerning the tax consequences of this grant. Employee may elect to incur the tax expense at time of grant or at the time the restrictions are lifted.

         5.   PROTECTION OF EMPLOYER INFORMATION.

              5.1 BUSINESS PROTECTION AGREEMENT. Employee understands and agrees to execute the Business Protection Agreement attached as Exhibit A. Such Agreement is hereby incorporated herein. Employee understands that the execution of this Business Protection Agreement is a pre-condition of his employment at the Company.

              5.2  MATERIALS  PREPARED AND INVENTIONS  MADE DURING  EMPLOYMENT.
The Company shall be the exclusive owner of all materials, concepts, and inventions Employee prepares, develops, or makes (whether alone or jointly with others) within the scope of his employment, and of all related rights (including copyrights, trademarks, and patents) and proceeds. Without limitation, materials, concepts, and inventions that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company, shall be considered within the scope of Employee's employment. Employee shall promptly disclose all such materials, concepts, and inventions to the Company. Employee shall take all action reasonably requested by the Company to vest ownership of such materials, consents, and inventions in the Company and to permit the Company to obtain copyright, trademark, patent, or similar protection in its name.

         6.   TERMINATION.

              6.1  TERMINATION  UPON DEATH.  This  Agreement   shall   terminate
immediately upon Employee's death.

              6.2  TERMINATION  BY EMPLOYEE.  Employee   may    terminate    his
employment under this Agreement by 90 days' advance written notice to the Company.

              6.3 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate Employee's employment under this Agreement for cause at any time, with or without advance notice. "Cause" includes, but is not limited to: (a) a breach of this Agreement by Employee (de minimus violations excluded) and Employee's failure to promptly cure such breach after receipt of notice; (b) Employee's refusal or failure to comply with the written/communicated policies or standards of the Company or refusal or failure (after notice of deficiencies) to perform any job duties of Employee; (c) any act of fraud, dishonesty, or misconduct by Employee in connection with Employee's employment with the Company; (d) a violation of the Business Protection Agreement; (e) the commission of an act or omission of an act detrimental to the best interests of the Company (de minimus violations excluded); or (f) Employee's failure to otherwise comply with the standards of behavior that an employer reasonably has the right to expect of an employee.

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              6.4  TERMINATION  BY  THE  COMPANY  WITHOUT  CAUSE.       Employee
understands that his employment is at-will. The Company may also terminate Employee's employment under this Agreement without cause by written notice to Employee. Employee may (but shall not be required to) elect to treat any of the following events as a termination without cause, provided Employee acts within 60 days of the event:

                   6.4.1 A reduction in Employee's salary below the amount being paid on the date of this Agreement (except as part of and in proportion to a reduction in all executive officers' salaries) or a substantial diminution in Employee's duties or title below those or that stated in this Agreement.

                  6.4.2 A relocation by the Company of the principal place where Employee's duties are to be performed to a place outside of the Portland metropolitan area.

                  6.4.3 A "Change of Control" of the Company. For purposes of this Agreement, a "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred at such time as (i) any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; (ii) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (iii) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (iv) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company. For purposes of this Agreement, "Acquiring Person" means any person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act, as such Section and Rule are in effect as of the date of this Agreement; provided, however, that the term Acquiring Person shall not include:
(i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or any of its subsidiaries; (iii) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan; or (iv) any person or group solely because such person or group has voting power with respect to capital stock of the Company arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the

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Exchange  Act. For purposes of this  Agreement,  "Voting  Securities"  means the
Company's issued and outstanding securities ordinarily having the right to vote at elections for the Company's Board of Directors.

              6.5  COMPENSATION UPON TERMINATION.

                   6.5.1 TERMINATION UNDER SECTION 6.1, 6.2, OR 6.3. In the event of a termination of Employee's employment under Section 6.1, 6.2, or 6.3, Employee's regular compensation pursuant to Section 2.1 shall be prorated and payable until the date of termination.

                   6.5.2 TERMINATION UNDER SECTION 6.4. In the event of a termination of Employee's employment by the Company without cause as provided in
Section 6.4,  Employee shall continue to be paid the salary  provided in Section
2.1 for 12 months from the date of notice of such termination of employment, in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under this Agreement, except that if Employee elects to treat an event described in Sections 6.4.1, 6.4.2, or 6.4.3 as a termination without cause but continues to work for the Company or any of its subsidiaries, then any amounts Employee receives as compensation during the 12-month period shall be credited against the amounts payable to Employee under this section. Unless Employee elects to continue working for the Company or any of its subsidiaries, as a condition to receipt of the compensation described in the preceding sentence, Employee shall sign, deliver, and abide by a Release and Waiver of Claims Agreement, substantially in the form attached as Exhibit B to this Agreement. Moreover, the Company's obligation to pay the amounts stated in this section shall terminate if Employee breaches any aspects of the Business Protection Agreement attached as Exhibit A.

         7. REMEDIES. The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of the Business Protection Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of such Agreement. Such remedy shall be in addition to any other remedy available to the Company at law or in equity. In recognition of the paramount importance of such temporary restraining order and permanent injunction, Employee waives any right he may have had to the posting of a bond as a precondition to entry of such orders.

         8. SEVERABILITY OF PROVISIONS. The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.

         9. ATTORNEY FEES. In the event a suit or action is filed to enforce the Business Protection Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at trial or on appeal.

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         10.  NONWAIVER.   Failure  of  the  Company  at  any  time  to  require
performance of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

         11.  ARBITRATION.

              11.1 CLAIMS COVERED. To the extent provided by law, the Company and Employee mutually consent to the resolution of all claims or controversies, except for those excluded by Section 11.2, whether or not arising out of Employee's employment (or its termination), that the Company may have against Employee or that Employee may have against the Company or against its officers, directors, employees or agents, in their capacity as such or otherwise, by binding arbitration as provided in this Section. Claims covered by this Section include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance except as provided in Section 11.2

              11.2 NON-COVERED CLAIMS. Claims arising out of the Business Protection Agreement and workers' compensation or unemployment compensation benefits are not covered by this Section 11.1. Non-covered claims include but are not limited to claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

              11.3 REQUIRED NOTICE OF ALL CLAIMS AND STATUTE OF LIMITATIONS. Company and Employee agree that the aggrieved party must give written notice of any claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.

              11.4 HEARING OR MEDIATION. Prior to any arbitration proceeding taking place pursuant to this section, Company or Employee may, at its respective option, elect to submit the claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in

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which event both parties shall execute a suitable confidentiality  agreement and abide by the procedures specified by the mediation tribunal or mediator.

              11.5 ARBITRATION PROCEDURES. Any arbitration shall be conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"), modified to substitute for AAA actions, the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the state of Oregon (the "Arbitrator"). The arbitration shall take place in or near Portland, Oregon.

                        11.5.1 SELECTION OF ARBITRATOR. The USA&MS shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

                        11.5.2 APPLICABLE LAW. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

                        11.5.3 AUTHORITY. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

                        11.5.4 REPRESENTATION. Any party may be represented by an attorney or other representative selected by the party.

                        11.5.5 DISCOVERY. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the

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arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

                        11.5.6 REPORTER. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

                        11.5.7  POST-HEARING  BRIEFS.  Either    party,     upon
request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

              11.6 ENFORCEMENT. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Employee agree that neither shall initiate or prosecute any lawsuit (other than for a non-covered claim) in any way related to any claim covered by this Agreement. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

         12. ARBITRATION FEES AND COSTS. Company and Employee shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any, provided that the Arbitrator, in its sole discretion, may award reasonable fees to the prevailing party in a proceeding.

         13. GENERAL TERMS AND CONDITIONS. This Agreement and the incorporated Exhibits constitute the entire understanding of the parties relating to the employment of Employee by the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of the Company. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement. Employee acknowledges that he signed this Agreement and the attached Business Protection Agreement upon his initial employment with the Company.

         The parties have executed this Employment Agreement as of the date stated above.


                                  EPITOPE, INC.


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/s/ William Block                          By:   /s/ John Morgan
---------------------------                      -------------------------------
WILLIAM BLOCK

                                           Title:  President and CEO
                                                 -------------------------------

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